LEASE AMENDMENT I

THIS LEASE AMENDMENT (the "Amendment") is made as of the 24th day of July, 2002 by and between SMALLWOOD VILLAGE ASSOCIATES ("Landlord") and INTERSTATE GENERAL COMPANY LP ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease for certain space in Smallwood Village Center, St. Charles, Maryland dated October 24, 2000 (the "Lease"); and

WHEREAS, Tenant requests to amend the Lease to adjust the Option to Extend the Lease from one (1) additional period of three (3) to two (2) additional periods of 5 years each; and

WHEREAS, Tenant requests to exercise it's Option to Extend the Lease for it's first period of five (5) years beginning September 1, 2005.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:
1.	Landlord hereby amends Tenant's one additional Option to Extend the Lease from three (3) years to two (2) Five year options each, beginning September 1, 2005.

2.	Landlord hereby extends Tenant's Lease Agreement exercising it's first Option to Extend the Lease five (5) additional years beginning September 1, 2005 and terminating August 31, 2010.

3.	Except as specifically modified by this Amendment, the terms and provisions of the Lease will continue in full force and effect, including but not limited to Paragraph 6e.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment, or caused this Amendment to be executed by their duly authorized representative:

Witness:
/s/ Pamela R. Polley	By:	/s/ J. Michael Wilson, President
Smallwood Village Associates Interstate Business Corporation Its General Partner

/s/ Jean Major	By:	/s/ Paul Dillon, Vice President / CFO
Interstate General Company, LP
State of Maryland S.S. County of Charles

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date J. Michael Wilson, personally well known (or satisfactorily proven) to me to be the President of Interstate Business Corporation, a Delaware corporation, who being by me first duly sworn, did acknowledge that he/she, as the duly authorized officer of said Corporation, executed the foregoing and annexed instrument, in the name and on behalf of the Corporation, as its free act and deed for the uses and purposes contained herein.

WITNESS my hand and official seal this 31st day of July, 2002.

/s/ Mary Louise Sanders	My commission expires: 1/1/05
Notary Public

State of Maryland S.S. County of Charles

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date Paul Dillon, personally well known (or satisfactorily proven) to me to be the Vice President of Interstate General Company, LP, a Delaware limited partnership, who being by me first duly sworn, did acknowledge that he/she, as the duly authorized officer of said Limited Partnership, executed the foregoing and annexed instrument, in the name and on behalf of the Limited Partnership, as its free act and deed for the uses and purposes contained herein.

WITNESS my hand and official seal this 31st day of July, 2002.

/s/ Mary Louise Sanders	My commission expires: 1/1/05
Notary Public